Exhibit 5.1

LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE
STUART REED, ESQUIRE	WWW.LEGALANDCOMPLIANCE.COM
OF COUNSEL	HTTP://WWW.SECURITIES-LAW-BLOG.COM

DIRECT E-MAIL:
LANTHONY@LEGALANDCOMPLIANCE.COM

January 22, 2013

Board of Directors

Omega Commercial Finance Corporation

1000 5th Street, Suite 200,

 Miami, Florida 33139

Re: Registration Statement on Form S-1 (File No. 333-__________)

Ladies and Gentlemen:

We have acted as special securities counsel to Omega Commercial Finance Corporation, a Wyoming corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 131,075,350 shares of Common Stock (the “Registered Shares”) of which 31,075,350 are for resale by certain selling shareholders (the “Selling Shareholders”) named in the Company’s Registration Statement on Form S-1 (as amended to date, the “Registration Statement”).  In addition, the Registration Statement includes 100,000,000 shares of Common Stock for sale directly by the Company.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based on the foregoing, we are of the opinion that the Registered Shares have been validly authorized, and are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading “Legal Matters” therein and in the related prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony

Laura E. Anthony,

For the Firm

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832